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                                                                   EXHIBIT 23(b)

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated June 12, 1996, with respect to the consolidated financial statements of Video Update, Inc. included in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3, No. 333-7929) and related Prospectus of Video Update, Inc. for the registration of 5,525,000 shares of its common stock.



                                          /s/ Ernst & Young LLP


Minneapolis, Minnesota
September 3, 1996